UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
July 17, 2026

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco	CA	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2026, The Gap, Inc. (the “Company”), as parent borrower, certain U.S. and Canadian subsidiaries of the Company, as borrowers and guarantors (collectively, the “Credit Parties”), the lenders named therein (each, a “Lender” and together, the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent, the issuing banks named therein, entered into an Amendment No. 2 to Fourth Amended and Restated Revolving Credit Agreement (the “ABL Credit Agreement Amendment”), which amended the Company’s existing asset-based facility in an initial aggregate principal amount of $2.2 billion (the “ABL Credit Facility”), pursuant to that certain Fourth Amended and Restated Revolving Credit Agreement, dated as of July 13, 2022, by and among the Company, certain of its subsidiaries, the lenders named therein, the issuing banks named therein and Bank of America, as administrative agent and collateral agent (as amended to date prior to the ABL Credit Agreement Amendment, the “Existing Credit Agreement” and as amended by the ABL Credit Agreement Amendment, the “ABL Credit Agreement”).

Availability, interest and maturity. The ABL Credit Agreement Amendment, among other changes, (i) extends the July 13, 2027 maturity date of the Existing Credit Agreement to July [ ], 2031, (ii) removes sustainability linked pricing adjustments, and (iii) conforms the ABL Credit Agreement to certain regulatory and legal updates. The maximum availability under the ABL Credit Facility remains $2.2 billion, available to the Company for revolving loans in U.S. dollars or Alternative Currencies (as defined in the ABL Credit Agreement), including (i) a $300 million sublimit for the issuance of letters of credit, (ii) a $200 million sublimit for swingline loans and (iii) a $200 million sublimit for borrowings by the Canadian Borrowers (as defined in the ABL Credit Agreement). As before, subject to availability under the borrowing base, the Company may make and repay borrowings from time to time until the maturity of the ABL Credit Facility, may make voluntary prepayments of borrowings at any time and must make mandatory prepayments upon the occurrence of specific events. Loans denominated in U.S. Dollars under the ABL Credit Facility will bear interest at a per annum rate based on SOFR (subject to a zero floor) plus a margin of 125-150 basis points, depending on borrowing base availability. Alternatively, the Company has the option of selecting a per annum base rate equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Bank of America prime rate (or the prime rate announced by Bank of America in Toronto, Ontario, as its “base rate” with respect to loans extended to a Canadian borrower), (c) one-month Term SOFR (subject to a zero floor) plus 1.00%, and (d) 1.00%, in each case plus a margin of 25-50 basis points, depending on borrowing base availability. Loans denominated in Alternative Currencies will bear interest at the rates described in the ABL Credit Agreement. The rate for undrawn availability is 25 basis points per annum.

The proceeds of the ABL Credit Facility will be used for working capital, capital expenditures and other general corporate purposes for the Company and its subsidiaries from time to time.

The ABL Credit Agreement permits the Company to increase the availability under the ABL Credit Facility or add term loans on a “last-out” basis an aggregate amount not to exceed the sum of (x) the greater of $500 million and any suppressed availability (as defined in the ABL Credit Agreement) and (y) any voluntary reductions of commitments, provided that the aggregate amount of such “last-out” term loans may not exceed $100 million.

Guarantees and security. The Company’s obligations under the ABL Credit Agreement remain guaranteed by certain of its U.S. and Canadian subsidiaries. The obligations of the Credit Parties are secured by specified U.S. and Canadian assets, including a first lien on inventory, certain receivables and related assets.

Covenants. The ABL Credit Agreement continues to contain customary covenants restricting the Company’s activities, as well as those of its subsidiaries, including limitations on the ability to sell assets, engage in mergers, or other fundamental changes, enter into capital leases or certain leases not in the ordinary course of business, enter into transactions involving related parties or derivatives, incur or prepay indebtedness, grant liens or negative pledges on its assets, make loans or other investments, pay dividends or repurchase stock or other securities, guarantee third-party obligations, engage in sale-leasebacks and make changes in its corporate structure. There are exceptions to these covenants, and some covenants are only applicable when unused availability falls below specified thresholds. In addition, the ABL Credit Agreement includes, as a financial covenant, a springing fixed charge coverage ratio that arises when availability falls below a specified threshold.

Events of default. The ABL Credit Agreement continues to contain customary events of default, including payment failures, breaches of representations and warranties, failure to comply with covenants, failure to satisfy other obligations under the ABL Credit Agreement or related documents, defaults in respect of other material indebtedness, bankruptcy, insolvency, and inability to pay debts when due, material judgments, pension plan terminations or specified underfunding, change of control and failure of certain provisions of any guarantee or security document supporting the Company’s credit facility to be in full force and effect. The cross-default provisions in the ABL Credit Agreement apply if a default occurs on other indebtedness of the Company or the guarantors in excess of a specified amount and the applicable grace period in respect of the indebtedness has expired, such that the lenders of or trustee for the defaulted indebtedness have the right to accelerate. If an event of default occurs under the ABL Credit Agreement, subject to any applicable grace period, the Lenders may terminate their commitments, declare all borrowings under the ABL Credit Facility immediately payable and foreclose on the collateral.

The above summary of the material terms of the ABL Credit Facility does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 2 to Fourth Amended and Restated Revolving Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

By:	/s/ Katrina O’Connell
Name:	Katrina O’Connell
Title:	Executive Vice President and Chief Financial Officer
Date: July 20, 2026